Exhibit 99.2

THIS ANNOUNCEMENT IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION. INVESTORS SHOULD NOT MAKE ANY DECISION IN RELATION TO THE TRANSACTION EXCEPT ON THE BASIS OF THE INFORMATION DOCUMENT.

CRH plc

(the “Company”)

CANCELLATION OF ADMISSION TO LISTING OF THE COMPANY’S PREFERENCE SHARES ON EURONEXT DUBLIN AND ADMISSION TO TRADING OF 5% PREFERENCE SHARES ON EURONEXT GROWTH DUBLIN

23 February 2024

The Company confirms that the listings of its 5% Cumulative Preference Shares of €1.27 each (ISIN IE0001827264) (the “5% Preference Shares”) and its 7% “A” Cumulative Preference Shares of €1.27 each (ISIN IE0001827603) (the “7% Preference Shares”, and together with the 5% Preference Shares, the “Preference Shares”) will be cancelled from Euronext Dublin with effect from 08.00 hrs GMT today, 23 February 2024.

As previously announced, the 5% Preference Shares will be admitted to trading on Euronext Growth Dublin with effect from 08.00 hrs GMT today, 23 February 2024. The 7% Preference Shares will remain listed and admitted to trading on the Main Market of the London Stock Exchange.

There will be no change to the rights of the holders of the Preference Shares as a result of the updated listing arrangements.

Enquiries

Contact

Neil Colgan

Company Secretary

Tel: +3531 6344340

This announcement is not an offer of securities for sale in any jurisdiction. This announcement is not a prospectus (or prospectus equivalent document) or an advertisement. Investors should not subscribe for or purchase any Preference Shares based on this announcement or the Information Document. Neither this announcement nor any part of it shall form the basis of or be relied on in connection with or act as an inducement to enter into any contract or commitment whatsoever. No reliance may be placed for any purpose on the information contained in this announcement or its accuracy or completeness. The material set forth herein is for information purposes only and should not be construed as an offer of securities for sale in any jurisdiction.